As filed with the U.S. Securities and Exchange Commission on April 14, 2021

Registration No. 333-253741

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

PYXIS TANKERS INC.

(Exact name of Registrant as specified in its charter)

Republic of The Marshall Islands	4412	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Pyxis Tankers Inc. 59 K. Karamanli Street, 15125 Maroussi, Greece 011 30 210 638 0200		Seward & Kissel LLP Attention: Keith Billotti, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1274
(Address and telephone number of Registrant’s principal executive offices)		(Name, address and telephone number of agent for service)

Copies to:

Keith Billotti, Esq.

Seward & Kissel LLP

One Battery Park Plaza

New York, New York 10004

(212) 574-1274 (telephone number)

(212) 480-8421 (facsimile number)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are being offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company [  ]

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

On March 1, 2021, Pyxis Tankers Inc. (the “Company”) filed a registration statement with the U.S. Securities and Exchange Commission (the “SEC”) on Form F-1 (File No. 333-253741) (the “Registration Statement”). The Registration Statement was originally declared effective by the SEC on March 11, 2021. The Registration Statement relates to the resale, from time to time, of up to 14,285,715 shares of common stock of the Company being offered by the selling stockholders identified therein.

This Post-Effective Amendment No. 1 to the Registration Statement is being filed to update and supplement information contained in the Registration Statement to incorporate by reference the information contained in the Company’s Annual Report on Form 20-F for the fiscal year ended December 31, 2020, that was filed with the SEC on April 12, 2021 (the “Annual Report”) and to update the share information on the cover page, “Item 7. Recent Sales of Unregistered Securities” and the exhibit list contained herein. No other changes have been made to the prospectus contained in the Registration Statement (which prospectus continues to form a part of this Registration Statement) and, accordingly, such prospectus has not been reprinted in Part I of this filing. No additional securities are being registered under this Post-Effective Amendment No. 1. All applicable registration fees were paid at the time of the original filing of the Registration Statement.

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The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the U.S. Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS SUBJECT TO COMPLETION DATED APRIL 14, 2021

Preliminary Prospectus

Pyxis Tankers Inc.

14,285,715 shares of Common Stock

This prospectus relates to the resale, from time to time, of up to 14,285,715 shares of common stock of Pyxis Tankers Inc. (referred to herein as “we”, “us”, “Pyxis Tankers” or the “Company”), being offered by the selling stockholders identified herein. The selling stockholders may sell their shares, from time to time, in one or more offerings, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The selling stockholders may sell shares in a manner including, but not limited to, regular brokerage transactions, in transactions directly with market makers or investors, in privately negotiated transactions or through agents or underwriters they may select from time to time. See “Plan of Distribution” for more information on the methods of sale that may be used by the selling stockholders.

We are not offering any common stock for sale under this prospectus, and we will not receive any proceeds from the sale of the common stock by the selling stockholders.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read this entire prospectus, including the information incorporated by reference into this prospectus, and any amendments or supplements before you make your investment decision.

Our common stock is listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “PXS”. On April 9, 2021, the last reported sale price of our common stock was $1.02 per share, as reported by Nasdaq.

Investing in our common stock involves risks that are described in the “Risk Factors” section beginning on page 4 of this prospectus and the “Risk Factors” section of our Annual Report on Form 20-F that is incorporated by reference into this prospectus.

Neither the U.S. Securities and Exchange Commission (“SEC”) nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 14, 2021

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EXPERTS

The consolidated financial statements of Pyxis Tankers Inc. appearing in Pyxis Tankers Inc.’s Annual Report (Form 20-F) for the year ended December 31, 2020, have been audited by Ernst & Young (Hellas) Certified Auditors Accountants S.A., independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing. Ernst & Young (Hellas) Certified Auditors Accountants S.A. is located at 8B Chimarras street, 151 25, Maroussi, Greece and is registered as a corporate body with the public register for company auditors-accountants kept with the Body of Certified Auditors Accountants (“SOEL”), Greece with registration number 107.

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INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to “incorporate by reference” information that we file with, and furnish to, it. This means that we can disclose important information to you by referring you to those filed or furnished documents. The information incorporated by reference is considered to be a part of this prospectus. However, statements contained this prospectus or in documents that we file with or furnish to the SEC and that are incorporated by reference into this prospectus will automatically update and supersede information contained in this prospectus, including information in previously filed or furnished documents or reports that have been incorporated by reference into this prospectus, to the extent the new information differs from or is inconsistent with the old information.

We incorporate by reference in this prospectus the following documents filed with the SEC pursuant to the Exchange Act:

●	Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on April 12, 2021, which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed.

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus as well as the information we previously filed with or furnished to the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.

We will provide without charge to each person to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus. You may obtain a copy of these documents by writing or telephoning us at the following address:

Pyxis Tankers Inc.
59 K. Karamanli Street
Maroussi 15125
Greece
+30 210 638 0200

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PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 6. Indemnification of Directors and Officers

I. Article 8, Section 1 of the Bylaws of the registrant provides that:

Any person who is or was a Director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another, partnership, joint venture, trust or other enterprise shall be entitled to be indemnified by the Corporation upon the same terms, under the same conditions, and to the same extent as authorized by Section 60 of the BCA, if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Corporation shall have the power to pay in advance expenses a director or officer incurred while defending a civil or criminal proceeding, provided that the director or officer will repay the amount if it shall ultimately be determined that he or she is not entitled to indemnification under this section. Any repeal or modification of this Article VIII shall not adversely affect any rights to indemnification and to the advancement of expenses of a Director or officer of the Corporation existing at the time of such repeal or modification with respect to any acts or omissions occurring prior to such repeal or modification.

II. Section 60 of the BCA provides as follows:

Indemnification of directors and officers:

(1)	Actions not by or in right of the corporation. A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of no contest, or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceedings, had reasonable cause to believe that his conduct was unlawful.

(2)	Actions by or in right of the corporation. A corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director or officer of the corporation, or is or was serving at the request of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees) actually and reasonably incurred by him or in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not, opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claims, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

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(3)	When director or officer successful. To the extent that a director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (1) or (2) of this section, or in the defense of a claim, issue or matter therein, he shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection therewith.

(4)	Payment of expenses in advance. Expenses incurred in defending a civil or criminal action, suit or proceeding may be paid in advance of the final disposition of such action, suit or proceeding as authorized by the board of directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section.

(5)	Indemnification pursuant to other rights. The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

(6)	Continuation of indemnification. The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(7)	Insurance. A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer against any liability asserted against him and incurred by him in such capacity whether or not the corporation would have the power to indemnify him against such liability under the provisions of this section.

III. Indemnification Agreements

The registrant has entered, and expects to continue to enter, into agreements to indemnify its directors, executive officers and other employees as determined by the registrant’s board of directors. With specified exceptions, these agreements provide for indemnification for related expenses including, among other things, attorneys’ fees, judgments, fines and settlement amounts incurred by any of these individuals in any action or proceeding. The registrant believes that the provisions in its Bylaws and indemnification agreements described above are necessary to attract and retain talented and experienced officers and directors.

Item 7. Recent Sales of Unregistered Securities.

On December 6, 2017, the registrant entered into a securities purchase agreement with certain accredited investors (the “Investors”), pursuant to which the registrant, in a private placement pursuant to Section 4(a)(2) of the Securities Act, agreed to issue and sell to the Investors an aggregate of 2,400,000 common shares at a price of $2.00 per share (the “Private Placement”). The net proceeds received from the Private Placement were used for general corporate purposes.

On July 2, 2019 and October 1, 2019, the registrant issued 54,462 and 40,800 restricted common shares, respectively, to settle, in each case, approximately $56,000 of quarterly interest due on the Amended and Restated Promissory Note, pursuant to Section 4(a)(2) of the Securities Act.

On January 2, 2020, April 3, 2020 July 1, 2020, and October 1, 2020, the registrant issued 50,188, 71,007, 68,410, and 70,890 restricted common shares, respectively, to settle, in each case, approximately $56,000 of quarterly interest due on the Amended and Restated Promissory Note, pursuant to Section 4(a)(2) of the Securities Act. On January 4, 2021 and April 2, 2021, following the second amendment to the Amended and Restated Promissory Note dated May 14, 2019, the registrant issued 64,446 and 47,827 common shares, respectively, at the volume weighted average closing share price for the 10-day period immediately prior to the quarter end.

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Item 8. Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits filed as part of this registration statement are listed in the index to exhibits immediately preceding such exhibits.

(b) Financial Statements

The financial statements incorporated by reference into this registration statement are listed in the index to the financial statements immediately preceding such statements, which index to the financial statements is incorporated herein by reference.

Item 9. Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

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(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

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EXHIBIT INDEX

Exhibit Number	Description of Exhibit	Schedule / Form	File Number	Exhibit	File Date

1.1#	Placement Agency Agreement, dated February 17, 2021, by and between ThinkEquity, a division of Fordham Financial Management, Inc.	F-1	333-253741	4.6	March 1, 2021

3.1#	Articles of Incorporation of the Company	F-4	333-203598	3.1	April 23, 2015

3.2#	Bylaws of the Company	F-4	333-203598	3.2	April 23, 2015

4.1#	Specimen Stock Certificate of Pyxis Tankers Inc.	F-4	333-203598	4.2	September 28, 2015

4.2#	Form of Certificate of Designation of Series A Preferred Shares	F-1/A	333-245405	4.2	September 28, 2020

4.3#	Form of Warrant Agency Agreement (including Form of Warrant)	F-1/A	333-245405	4.3	September 28, 2020

4.4#	Form of Underwriter’s Warrant (Common Share Warrant)	F-1/A	333-245405	4.4	September 28, 2020

4.5#	Form of Underwriter’s Warrant (Series A Preferred Shares)	F-1/A	333-245405	4.5	September 28, 2020

4.6#	Form of Underwriter’s Warrant (Common Shares Warrant)	F-1	333-253741	4.6	March 1, 2021

5.1#	Opinion of Seward & Kissel LLP as to the validity of the securities	F-1	333-253741	4.6	March 1, 2021

8.1#	Opinion of Seward & Kissel LLP with respect to certain tax matters	F-1	333-253741	4.6	March 1, 2021

10.1#	Amended and Restated Head Management Agreement, dated August 5, 2015, by and between Pyxis Tankers Inc. and Pyxis Maritime Corp.	F-4	333-203598	10.3	September 4, 2015

10.1.1#	First Amendment dated August 9, 2016, to the Amended and Restated Head Management Agreement, dated August 5, 2015, by and between Pyxis Tankers Inc. and Pyxis Maritime Corp.	20-F	001-37611	4.1.1	March 28, 2017

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10.1.2#	Second Amendment dated March 18, 2020, to the Amended and Restated Head Management Agreement, dated August 5, 2015, by and between Pyxis Tankers Inc. and Pyxis Maritime Corp.	20-F	001-37611	4.1.2	March 31, 2020

10.2#	Form of Ship Management Agreement with International Tanker Management Ltd.	F-4	333-203598	10.4	September 4, 2015

10.3#	Facility Agreement dated February 23, 2018, by and among Secondone Corp., Thirdone Corp. and Fourthone Corp., as borrowers, and Amsterdam Trade Bank N.V. as arranger, facility agent and security agent	20-F	001-37611	4.8	March 23, 2018

10.4#	Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. as of April 23, 2015	F-4	333-203598	10.11	August 6, 2015

10.5#	Pledge Agreement, dated as of April 23, 2015, by and among Michael Onghai, LookSmart Group Inc. and Pyxis Tankers Inc.	20-F	001-37611	4.9	March 23, 2016
10.6#	Form of 2015 Equity Incentive Plan	F-4	333-203598	10.12	September 4, 2015

10.7#	Form of Indemnification Agreement	F-4	333-203598	10.13	September 4, 2015
10.8#	Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. as of October 28, 2015	20-F	001-37611	4.12	March 23, 2016
10.8.1#	First Amendment dated August 9, 2016, to the Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. as of October 28, 2015	20-F	001-37611	4.12.1	March 28, 2017
10.8.2#	Second Amendment dated March 7, 2017, to the Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. as of October 28, 2015	20-F	001-37611	4.12.2	March 28, 2017
10.8.3#	Amended and Restated Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. dated December 29, 2017	SC 13D/A	005-89171	1	January 2, 2018

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10.8.4#	Amendment No. 1 dated June 29, 2018 to the Amended & Restated Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. as of December 29, 2017	20-F	001-37611	4.13.4	March 29, 2019
10.8.5#	Amendment No. 2 dated May 14, 2019 to the Amended & Restated Promissory Note in favor of Maritime Investors Corp. issued by Pyxis Tankers Inc. as of December 29, 2017	20-F	001-37611	4.11.5	March 31, 2020
10.9#	Facility Agreement dated September 27, 2018, by and among Eighthone Corp. as borrower, Pyxis Tankers Inc. as guarantor and Wilmington Trust, National Association as facility agent and security agent.	20-F	001-37611	4.17	March 29, 2019
10.9.1#	Deferred Fee Agreement dated September 28, 2018, by and among Eighthone Corp. as borrower and Wilmington Trust, National Association as facility agent	20-F	001-37611	4.17.1	March 29, 2019
10.10#	Equity Distribution Agreement, dated March 30, 2018 between Pyxis Tankers Inc. and Noble Capital Markets	6-K	001-37611	1.1	March 30, 2018
10.10.1#	Amendment No. 1 to the Equity Distribution Agreement dated November 19, 2018 between Pyxis Tankers Inc. and Noble Capital Markets	6-K	001-37611	1.1	November 20, 2018
10.11#	Loan Agreement dated July 8, 2020 by and between Alpha Bank S.A., as lender, and Seventhone Corp., as borrower	F-1	333-245405	10.13	August 13, 2020

10.11.1#	Corporate Guarantee dated July 8, 2020 by and between Pyxis Tankers Inc., as guarantor, and Alpha Bank S.A., as lender, in respect of the Loan Agreement dated July 8, 2020, by and between Alpha Bank S.A. and Seventhone Corp.	F-1	333-245405	10.13.1	August 13, 2020

10.12#	Securities Purchase Agreement, dated February 17, 2021, among Pyxis Tankers Inc. and the purchasers identified on the signature pages thereto	6-K	001-37611	10.1	February 24, 2021

10.13#	Form of Lock-Up Agreement	6-K	001-37611	10.2	February 24, 2021

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10.14#	Registration Rights Agreement, dated February 17, 2021, among Pyxis Tankers Inc. and the purchasers identified on the signature pages thereto	6-K	001-37611	10.3	February 24, 2021

10.15#	Loan Agreement, dated March 29, 2021, by and among Alpha Bank S.A. and Eighthone Corp.	20-F	001-37611	4.17	April 12, 2021

10.15.1*	Corporate Guarantee dated March 29, 2021 by and between Pyxis Tankers Inc., as guarantor, and Alpha Bank S.A., as lender, in respect of the Loan Agreement dated March 29, 2021, by and between Alpha Bank S.A. and Eighthone Corp.

12.1#	List of Subsidiaries	20-F	001-37611	4.17	April 12, 2021

23.1*	Consent of Independent Registered Public Accounting Firm (Ernst & Young (Hellas) Certified Auditors Accountants S.A.)

23.2#	Consent of Seward & Kissel LLP (included in Exhibits 5.1 and 8.1 hereto)

24.1*	Powers of Attorney (contained on signature page to the registration statement)

#	Indicates a document previously filed with the Commission, incorporated by reference herein.
*	Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Glen Cove, State of New York, on April 14, 2021.

PYXIS TANKERS INC.
By:	/s/ Henry P. Williams
Name:	Henry P. Williams
Title:	Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Valentios (“Eddie”) Valentis and Henry P. Williams, or any of them, with full power to act alone, as his true and lawful attorneys-in-fact and agents, with full powers of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments or supplements to this registration statement, whether pre-effective or post-effective, including any subsequent registration statement for the same offering which may be filed under Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agent full power and authority to do and perform each and every act and thing necessary to be done, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorneys-in-fact and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons on April 14, 2021 in the capacities indicated.

Signature	Title

/s/ Valentios Valentis	Chairman, Chief Executive Officer and Director
Valentios (“Eddie”) Valentis	(Principal Executive Officer)

/s/ Henry P. Williams	Chief Financial Officer and Treasurer
Henry P. Williams	(Principal Financial Officer and Principal Accounting Officer)

/s/ Robin P. Das	Director
Robin P. Das

/s/ Basil G. Mavroleon	Director
Basil G. Mavroleon

/s/ Aristides J. Pittas	Director
Aristides J. Pittas

AUTHORIZED UNITED STATES REPRESENTATIVE

Pursuant to the Securities Act of 1933, as amended, the undersigned, a duly authorized representative of Pyxis Tankers Inc. in the United States, has signed this registration statement in the City of Glen Cove, State of New York, on the 14th day of April 2021.

AUTHORIZED REPRESENTATIVE

By:	/s/ Henry P. Williams
Name:	Henry P. Williams
Title:	Authorized Representative